                                                                     EXHIBIT 4.9

                          APRIA HEALTHCARE GROUP INC.
                  SUBSCRIPTION WARRANT FOR RIGHTS OFFERING FOR
                   HOLDERS OF RECORD ON                , 1988

   ------------------------------------
       SUBSCRIPTION WARRANT NUMBER

   ------------------------------------         ------------------------------------
       SHARES ELIGIBLE TO SUBSCRIBE                            RIGHTS

   ------------------------------------        ------------------------------------
       SUBSCRIPTION WARRANT NUMBER                         CUSIP NUMBER
   ------------------------------------        ------------------------------------
       SHARES ELIGIBLE TO SUBSCRIBE                     RECORD DATE SHARES

    Apria Healthcare Group, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), as of the close of
business on           , 1998 (the "Record Date") to receive one (1) transferable right (each, a "Right") for each share of the Common Stock held of record on the Record Date. One thousand (1000) whole Rights entitles the holder thereof to subscribe for and purchase $1000 principal amount of Convertible Subordinated Debentures (the "Basic Subscription Privilege") at a Subscription Price of $1000 per $1000 principal amount of Debentures. If any Debentures are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Excess Debentures"), any holder exercising in full the Basic Subscription Privilege may subscribe for an additional principal amount of the Excess Debentures (the "Oversubscription Privilege") if so specified herein, subject to proration. No Debentures not equal in principal amount to $1000 or an integral multiple of $1000 will be issued. Set forth above is the number of shares of the Common Stock held by such holder, and the principal amount of Debentures to which each holder is entitled to subscribe pursuant to the Basic Subscription Privilege.

    FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS
OFFERING, PLEASE REFER TO THE PROSPECTUS DATED           , 1998 (THE
"PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE
PROSPECTUS ARE AVAILABLE UPON REQUEST FROM             (TOLL FREE (800)
        ). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

                                              THIS SUBSCRIPTION WARRANT (OR A
                                          NOTICE OF GUARANTEED DELIVERY) MUST BE
                                          RECEIVED BY           WITH PAYMENT IN
                                          FULL BY 5:00 P.M., NEW YORK CITY TIME,
                                          ON             , 1999 (UNLESS EXTENDED
                                          IN THE SOLE DISCRETION OF THE COMPANY)
                                          (AS IT MAY BE EXTENDED, THE
                                          "EXPIRATION DATE"). ANY RIGHTS NOT
                                          EXERCISED PRIOR TO THE EXPIRATION DATE
                                          WILL BE NULL AND VOID. ANY
                                          SUBSCRIPTION FOR DEBENTURES IN THE
                                          RIGHTS OFFERING MADE HEREBY IS
                                          IRREVOCABLE.

                                              The Rights represented by this
                                          Subscription Warrant may be exercised
                                          by duly completing Form 1; and may be
                                          transferred, assigned, exercised or
                                          sold through a bank or broker by duly
                                          completing Form 2; and may be sold
                                          through the Subscription Agent by duly
                                          completing Form 3; Rights holders are
                                          advised to review the Prospectus and
                                          Instructions, copies of which are
                                          available from           before
                                          exercise or selling their Rights.

                                          SUBSCRIPTION PRICE: $1000 per $1000
                                          principal amount of Debentures

                                              The registered owner whose name is
                                          inscribed hereon, or assigns, is
                                          entitled to subscribe for Debentures
                                          upon the terms and subject to the
                                          conditions set forth in the Prospectus
                                          and Instructions relating to the use
                                          hereof.

                                              THE SUBSCRIPTION WARRANT IS
                                          TRANSFERABLE, AND MAY BE COMBINED OR
                                          DIVIDED (BUT ONLY INTO SUBSCRIPTION
                                          WARRANTS EVIDENCING FULL RIGHTS) AT
                                          THE OFFICE OF           .

                                              RIGHTS HOLDERS SHOULD BE AWARE
                                          THAT IF THEY CHOOSE TO EXERCISE OR
                                          TRANSFER ONLY PART OF THEIR RIGHTS,
                                          THEY MAY NOT RECEIVE A NEW
                                          SUBSCRIPTION WARRANT IN SUFFICIENT
                                          TIME TO EXERCISE THE REMAINING RIGHTS
                                          EVIDENCED THEREBY.

                                     FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises 1,000 or more Rights to subscribe for Debentures as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

    (a) Principal Amount of Debentures subscribed for pursuant to the Basic
        Subscription Privilege: $        ,000. (One thousand whole Rights needed
        to subscribe for $1000 principal amount of Debentures.)

    (b) Principal Amount of Debentures subscribed for pursuant to the
        Oversubscription Privilege: $        ,000.

    (c) Total Subscription (sum of principal amount of Debentures on lines (a)
        and (b)) = $        payment.

    METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

    [ ] Check, bank draft, or money order payable to "            , as
        Subscription Agent": or

    [ ] Wire transfer directed to             Attention:

    (d) If the Rights being executed pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Subscription Warrants (check only one):

    [ ] Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

    [ ] Deliver a new Subscription Warrant in accordance with the undersigned's
        Form 2 instructions (which include any required signature guarantees).

    [ ] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.

    [ ] Do not deliver any new Subscription Warrants to me.

    [ ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

          Name(s) of Registered Holder(s)

          Window Ticket Number (if any)

          Date of Execution of Notice of Guaranteed Delivery

          Name of Institution Which Guaranteed Delivery

    * If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total principal amount of Debentures included in lines (a) and (b), or if the principal amount of Debentures being subscribed for is not specified, the Rights Holder exercising the Subscription Warrant shall be deemed to have subscribed for the maximum principal amount of Debentures that could be subscribed for upon payment of such amount. If the principal amount of debentures to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for the Debentures represented by this Subscription Warrant (the "Subscription Excess"), the Rights holder exercising this Subscription Warrant shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that principal amount of Debentures equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration, as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature                                    Telephone No. (___)

                                     FORM 2

TO TRANSFER YOUR RIGHTS CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Subscription Warrant are hereby assigned to (please print name and address and Taxpayer Identification Number or Social Security Number of transferee in full):

Name:

Address:

                         Signature(s) of Transferor(s)

Signatures Guaranteed by:

Proceeds from the sale of Rights may be subject to withholding of U.S. taxes, unless the Seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

                                     FORM 3

TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:
The undersigned hereby authorizes the Subscription Agent to sell       Rights
represented by this Subscription Warrant but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.

---------------------------------------------------------
                               Seller's Signature

In order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the instructions.

                                     FORM 4

DELIVERY INSTRUCTIONS: Address for mailing of stock certificates or new Subscription Warrant or any cash payment in accordance with the Prospectus if other than shown on the reverse hereof.

Name:

Address: